EXPLANATORY NOTE

Mystic Holdings, Inc. has prepared this amendment to its Offering Statement on Form 1-A (File No. 024-11631) solely for the purpose of filing Exhibits 11.2 and 12.1. No changes have been made to the offering circular constituting Part II of the Offering Statement.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Articles of Incorporation of Mystic Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
2.2	Amended and Restated By-laws of Mystic Holdings, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
2.3	Amended and Restated Articles of Incorporation of Mystic Holdings, Inc. dated June 14, 2021.
2.4	Amended and Restated By-laws of Mystic Holdings, Inc. dated May 20, 2021.
2.5	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of Mystic Holdings, Inc.
4.1	Form of Subscription Agreement for this offering.
6.1	Share Exchange Agreement, effective September 4, 2019, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc. (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.2	Amendment No. 1 to Share Exchange Agreement, effective February 7, 2020, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc. (incorporated by reference to Exhibit 6.11 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 10, 2020).
6.3	Amendment No. 2 to Share Exchange Agreement, effective March 11, 2020, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc. (incorporated by reference to Exhibit 6.13 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 12, 2020).
6.4	Form of C$0.30 8% Convertible Debenture from First 2019 Private Placement (incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.5	Form of C$0.80 8% Convertible Debenture from Second 2019 Private Placement (incorporated by reference to Exhibit 6.3 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.6	Form of Letter Agreement re: Extension of Maturity of 8% Convertible Debentures (incorporated by reference to Exhibit 6.17 to the Company’s Post-Qualification Amendment No. 2 to Offering Statement on Form 1-A POS filed with the SEC on November 6, 2020).
6.7	Asset Purchase Agreement, dated as of May 8, 2019, between Picksy LLC and MediFarm LLC (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.8	Asset Purchase Agreement, dated as of August 19, 2019, between Picksy Reno, LLC and MediFarm I LLC (incorporated by reference to Exhibit 6.5 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.9	Letter Agreement, dated as of January 30, 2020, by and among Medifarm LLC, Picksy LLC, MediFarm I LLC and Picksy Reno LLC (incorporated by reference to Exhibit 6.12 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 10, 2020).
6.10	Letter Agreement, dated as of August 3, 2020, by and among Medifarm I LLC and Picksy Reno LLC (incorporated by reference to Exhibit 6.14 to the Company’s Post-Qualification Amendment No. 1 to Offering Statement on Form 1-A POS filed with the SEC on September 15, 2020).
6.11	Letter Agreement, dated as of October 22, 2020 by and among Medifarm I LLC, Picksy Reno LLC, Mystic Holdings, Inc. and Terra Tech Corp. (incorporated by reference to Exhibit 6.15 to the Company’s Post-Qualification Amendment No. 2 to Offering Statement on Form 1-A POS filed with the SEC on November 6, 2020).
6.12	Letter Agreement, dated as of May 19, 2021 by and among Picksy LLC, Picksy Reno LLC, Mystic Holdings, Inc. and Terra Tech Corp.
6.13	Secured Promissory Note, dated as of February 23, 2021, by Picksy LLC in favor of Medifarm LLC.
6.14	Secured Promissory Note, dated as of August 12, 2021, by Picksy Reno LLC in favor of Medifarm I LLC.
6.15	Common Stock Purchase and Working Capital Loan Agreement, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC (incorporated by reference to Exhibit 6.7 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.16	Promissory Note, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC (incorporated by reference to Exhibit 6.8 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.17	Secured Convertible Promissory Note, dated as of January 20, 2021, by Mystic Holdings, Inc. in favor of CEG Capital, LLC.
6.18	Advisory Agreement, dated as of February 23, 2021, by and between Mystic Holdings, Inc. and Michael Nahass.
6.19	Amended Commercial Lease Agreement, dated as of June 30, 2016, between Qualcan, LLC and Green Wagon, LLC (incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.20	Lease Addendum to Amended Commercial Lease Agreement, dated as of January 1, 2021, between Qualcan LLC and Green Wagon LLC.
6.21	Office Lease, dated as of May 31, 2019, by and between MediFarm, LLC and Vegas Godspeed, LLC.
6.22	Commercial Lease Agreement, dated as of February 1, 2020, by and between Picksy Reno LLC and Green Wagon Reno, LLC.
6.23	Lease Addendum to Commercial Lease Agreement, dated as of January 1, 2021, by and between Picksy Reno LLC and Green Wagon Reno LLC.
6.24	Lease, dated as of August 2021, by and between Mystic Holdings, Inc. and Sky Hi LLC.
6.25	Form of Mystic Holdings, Inc. Incentive Stock Option Agreement (incorporated by reference to Exhibit 6.10 to the Company’s Offering Statement on Form 1-A filed with the SEC on September 10, 2019).
6.26	Employment Agreement by and between Lorenzo Barracco and Mystic Holdings, Inc.
6.27	Employment Agreement by and between Michael Cristalli and Mystic Holdings, Inc.
6.28	Employment Agreement by and between Heather Cranny and Mystic Holdings, Inc.
6.29	Employment Agreement by and between Joanna DeFilippis and Mystic Holdings, Inc.
6.30	Settlement Agreement, dated as of July 28, 2020, by and among Qualcan, LLC, LivFree Wellness, LLC, MM Development Company, Inc., ETW Management Group LLC, Global Harmony LLC, Just Quality, LLC, Libra Wellness Center, LLC, Rombough Real Estate, Inc., Zion Gardens LLC, Nevada Wellness Center, LLC, Lone Mountain Partners, LLC, Nevada Organic Remedies, LLC, Greenmart of Nevada NLV, LLC, Helping Hands Wellness Center, Inc., CPCM Holdings, LLC, Cheyenne Medical, LLC, Commerce Park Medical, LLC and the State of Nevada, Department of Taxation (incorporated by reference to Exhibit 6.16 to the Company’s Post-Qualification Amendment No. 2 to Offering Statement on Form 1-A POS filed with the SEC on November 6, 2020).
10.1	Power of Attorney (set forth on signature page of the offering statement).
11.1	Consent of K.K. Mehta CPA Associates PLLC for Mystic Holdings, Inc.
11.2*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 12.1).
12.1*	Opinion of Olshan Frome Wolosky LLP.

Unless otherwise indicated, exhibit has been previously filed.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 17, 2021.

MYSTIC HOLDINGS, INC.

By:	/s/ Lorenzo Barracco
Lorenzo Barracco
Chief Executive Officer and Chairman

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Barracco	Chief Executive Officer and Chairman	September 17, 2021
Lorenzo Barracco	(principal executive officer)

/s/ Michael Cristalli*	President and Director	September 17, 2021
Michael Cristalli

/s/ Heather Cranny*	Chief Financial Officer, Treasurer	September 17, 2021
Heather Cranny	Secretary (principal financial and accounting officer) and Director

/s/ Joanna DeFilippis*	Chief Operating Officer and Director	September 17, 2021
Joanna DeFilippis

/s/ Daniel V. Perla*	Director	September 17, 2021
Daniel V. Perla

/s/ Sigmund (Sig) Rogich*	Director	September 17, 2021
Sigmund (Sig) Rogich

/s/ Alexander Scharf*	Director	September 17, 2021
Alexander Scharf

*By:	/s/ Lorenzo Barracco
Lorenzo Barracco
Attorney-in-Fact